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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 March 30, 2005


                              ALPHA SPACECOM, INC.
                              --------------------
        (Exact name of small business issuer as specified in its charter)


            Colorado                      0-13628               13-3183646
            --------                      -------               ----------
  State or other jurisdiction     Commission File Number   (IRS Employer ID No.)
jurisdiction of  incorporation)

                       Room 1305, 13/F Progress Commercial
                   Building, 7-17 Irving Street, Causeway Bay
                                    Hong Kong
                                    ---------
                    (Address of principal executive offices)



                                011-852-2602-3761
                                -----------------
                           (Issuer's Telephone Number)

Item 5.01  Changes in Control of Registrant

     On March 30, 2005, a Colorado District Court Judge signed an Order that Mr. Xue Dong Hu has retained his beneficial ownership of 82.12% of our outstanding stock. The Judge further ruled that an attempt by two of our directors, one of whom has tendered his resignation, to remove Mr. Hu and Mr. Jian Wang from their positions as directors did not comply with Colorado law or our Bylaws and Articles of Incorporation.

     The Judge also held that a board meeting held on October 1, 2004 and continued to October 15, 2004, lacked a quorum and could not effectively terminate Mr. Hu's position as our CEO. Finally, the Court ruled that the demand tendered by Mr. Hu that we hold a special shareholders meeting to consider the election of directors and other matters to be set out in a proxy statement to be filed with the Securities and Exchange Commission was validly issued pursuant to the laws of the State of Colorado. We intend to file such a proxy statement in the next few days.

     In late September 2004, two of our then four directors issued a notice for a special meeting of the board of directors to consider the alleged resignation of directors Xue Dong Hu and Jian Wang, and the removal of Mr. Hu as our Chief Executive Officer. Neither Mr. Hu nor Mr. Wang received such notice. The alleged meeting of directors was held October 1, 2004 and adjourned to October 15, 2004. Only two of our four directors were present at the meeting and its continuation. As a result of the Court's ruling, the special board meetings held October 1 and 5, 2004, January 25, 2005, and February 4, 2005 were not valid meetings and the board changes announced in Form 8-K reports filed with the Securities and Exchange Commission since October 2004 were incorrect and unauthorized. Our current board is composed of Mr. Hu, Jian Wang and Fung T. Sien. Investors should be cautioned about relying upon the contents of the aforesaid Form 8-K reports and corresponding press releases.

     The relevant lawsuit was filed in the District Court for the City and County of Denver, Colorado on approximately November 29, 2004. The suit sought to have the court confirm the alleged resignation of Mr. Hu and Jian Wang as directors, each of whom asserted that they had not resigned their respective positions with the Company. The action also sought to rescind the 2001 Share Exchange Agreement through which Mr. Hu received his beneficial ownership interest in our Company. Mr. Hu denied the allegations contained in the complaint. As a result of the Court's recent ruling, Mr. Hu retains his position as our Chief Executive Officer and Mr. Wang as a director. Mr. Fung T. Sien had previously unlawfully been appointed Chief Executive Officer, Chairman of the Board, and President after the attempted removal of Mr. Hu. With the Court's ruling, the board meeting appointing Mr. Sien to those positions was deemed not valid.

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

Item 9.01  Financial Statements and Exhibits

Exhibit No.      Description

99.1 Copy of Order of The Honorable Joseph E. Meyer, III, District Court Judge for the District Court for the City and County of Denver, Colorado

99.2             Copy of Press Release


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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        ALPHA SPACECOM, INC.
                                        (Registrant)
Dated: April 7, 2005


                                        By: s/Xuedong Hu
                                           -------------------------------------
                                           Xuedong Hu, Chief Executive Officer


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